Exhibit 99.1

n e w s r e l e a s e	Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Amy Smith Humana Investor Relations (502) 580-2811 e-mail: Amysmith@humana.com
Alex Kepnes
Humana Corporate Communications
(502) 580-2990
e-mail: Akepnes@humana.com

Humana Reports Second Quarter 2019 Financial Results;
Raises Full Year 2019 EPS Guidance

•	2Q19 earnings per diluted common share (EPS) of $6.94 on a GAAP basis, $6.05 on an Adjusted basis

•	2019 EPS guidance raised to approximately $17.97 on a GAAP basis, approximately $17.60 on an Adjusted basis, representing 21 percent growth in 2019

•	Retail segment results continue to exceed management expectations driven by favorable utilization and higher revenue; Healthcare Services segment is also outperforming expectations

•
Increased expected full-year individual Medicare Advantage membership growth to a range of 480,000 to 500,000 members from the previous range of 415,000 to 440,000 members, representing approximately 16 percent growth in 2019

•	Intends to initiate $1.00 billion accelerated share repurchase program after the market close
LOUISVILLE, KY (July 31, 2019) – Humana Inc. (NYSE: HUM) today reported consolidated pretax income and diluted earnings per common share (EPS) for the quarter ended June 30, 2019 (2Q19) versus the quarter ended June 30, 2018 (2Q18) and for the six months ended June 30, 2019 (YTD 2019) versus the six months ended June 30, 2018 (YTD 2018) as follows:

Consolidated pretax income In millions	2Q19 (a)	2Q18 (b)	YTD 2019 (c)	YTD 2018 (d)
Generally Accepted Accounting Principles (GAAP)	$1,229	$19	$1,975	$726
Amortization associated with identifiable intangibles	18	21	36	51
Put/call valuation adjustments associated with 40% minority interest in Kindred at Home	(174)	—	(135)	—
Loss on sale of KMG America Corporation (KMG), a wholly-owned subsidiary	—	790	—	790
Segment earnings associated with the Individual Commercial segment	—	(18)	—	(71)
Adjusted (non-GAAP)	$1,073	$812	$1,876	$1,496

Diluted earnings per common share (EPS)	2Q19 (a)	2Q18 (b)	YTD 2019 (c)	YTD 2018 (d)
GAAP	$6.94	$1.39	$11.10	$4.93
Amortization associated with identifiable intangibles	0.10	0.12	0.20	0.28
Put/call valuation adjustments associated with 40% minority interest in Kindred at Home	(0.99)	—	(0.77)	—
Loss on sale of KMG, a wholly-owned subsidiary	—	2.59	—	2.59
Segment earnings associated with the Individual Commercial segment	—	(0.10)	—	(0.39)
Adjustments to provisional estimates for the income tax effects related to the tax reform law enacted on December 22, 2017 (Tax Reform Law)	—	(0.04)	—	(0.09)
Adjusted (non-GAAP)	$6.05	$3.96	$10.53	$7.32
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance. Consequently, management uses these non-GAAP (Adjusted) financial measures as indicators of the company’s business performance, as well as for operational planning and decision making purposes. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this press release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at a non-GAAP (Adjusted) financial measure.
"We are pleased to deliver strong results in a year Humana is experiencing the highest individual Medicare Advantage membership growth we have seen in the last decade, which is reflective of our operating discipline and execution, investments in our integrated care delivery strategy, and our relentless focus on creating a simple and personalized healthcare experience for our members,” said Bruce D. Broussard, Humana’s President and Chief Executive Officer. “Today, we are raising our full year 2019 individual MA membership growth guidance to a range of 480,000 to 500,000 members, representing approximately 16 percent growth in 2019. As the number of seniors choosing Medicare Advantage plans continues to rise, we will continue to work collaboratively with partners across the industry to advance a consumer-centric system that focuses on improving both health outcomes and the affordability of care.”
Summary of 2Q19 Results
The 2Q19 and YTD 2019 consolidated GAAP and Adjusted pretax results and EPS reflect the continued execution of the company's strategy with the strong performance of its Medicare Advantage business and Healthcare Services segment. Both the quarter and the year-to-date (YTD) comparisons were further impacted by previously implemented productivity initiatives which have led to significant operating cost efficiencies in each of the company's segments. These year-over-year favorable impacts were partially offset by the lower Group and Specialty segment earnings.
Additionally, GAAP pretax and EPS year-over-year comparisons for both the quarter and YTD were impacted by the loss recognized on the sale of KMG, a wholly-owned subsidiary, in 2Q18.
The year-over-year changes in GAAP and Adjusted EPS for 2Q19 and YTD 2019 were further positively impacted by the suspension of the health insurance industry fee (HIF) in 2019, as well as a lower numbers of shares used to compute EPS, primarily reflective of share repurchases.
Please refer to the consolidated and segment highlight sections in the detailed earnings release for additional discussion of the factors impacting year-over-year results. In addition, below is a summary of key consolidated and segment statistics comparing 2Q19 to 2Q18 and YTD 2019 to YTD 2018.

Humana Inc. Summary of Quarterly and YTD Results (dollars in millions, except per share amounts)	2Q19 (a)	2Q18 (b)	YTD 2019 (c)	YTD 2018 (d)
Consolidated results:
Revenues - GAAP	$16,245	$14,259	$32,352	$28,538
Revenues - Adjusted	$16,245	$14,249	$32,352	$28,533
Pretax income - GAAP	$1,229	$19	$1,975	$726
Pretax income - Adjusted	$1,073	$812	$1,876	$1,496
EPS - GAAP	$6.94	$1.39	$11.10	$4.93
EPS - Adjusted	$6.05	$3.96	$10.53	$7.32
Benefits expense ratio - GAAP	84.4%	84.1%	85.3%	84.3%
Benefits expense ratio - Adjusted	84.4%	84.3%	85.3%	84.6%
Operating cost ratio - GAAP	10.6%	12.5%	10.5%	12.4%
Operating cash flows - GAAP	$1,434	($125)	$2,330	$3,561
Operating cash flows - Adjusted	$1,434	($99)	$2,330	$252
Parent company cash and short term investments	$1,871	$1,816
Debt-to-total capitalization	32.5%	33.6%
Retail segment results:
Revenues - GAAP	$14,158	$12,039	$28,171	$24,146
Benefits expense ratio - GAAP	85.2%	85.5%	86.7%	86.5%
Operating cost ratio - GAAP	8.5%	10.1%	8.4%	10.1%
Segment earnings - GAAP	$856	$493	$1,321	$760
Segment earnings - Adjusted	$860	$498	$1,329	$771
Group and Specialty segment results:
Revenues - GAAP	$1,874	$1,906	$3,761	$3,876
Benefits expense ratio - GAAP	86.3%	80.4%	81.3%	76.7%
Operating cost ratio - GAAP	21.7%	23.5%	21.8%	23.6%
Segment earnings - GAAP	$5	$80	$170	$291
Segment earnings - Adjusted	$6	$82	$172	$294
Healthcare Services segment results:
Revenues - GAAP	$6,387	$5,991	$12,485	$11,654
Operating cost ratio - GAAP	96.1%	96.2%	96.3%	96.2%
Segment earnings - GAAP	$224	$206	$399	$379
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) (e)	$294	$242	$532	$464

2019 Earnings Guidance
Humana today raised its GAAP and Adjusted EPS guidance for the year ended December 31, 2019 (FY19). The company now expects FY19 GAAP EPS guidance to be in a range of approximately $17.97, while Adjusted EPS is expected to be approximately $17.60.
A reconciliation of GAAP to Adjusted EPS for the company’s FY19 projections as well as comparable numbers for the year ended December 31, 2018 (FY18) is shown below for comparison.

Diluted earnings per common share	FY19 Guidance (f)	FY18 (g)
GAAP	~$17.97	$12.16
Amortization of identifiable intangibles	0.40	0.49
Put/call valuation adjustments associated with 40% minority interest in Kindred at Home	(0.77)	0.18
Loss on sale of KMG, a wholly -owned subsidiary	—	2.41
Segment earnings associated with the Individual Commercial segment	—	(0.41)
Adjustments to provisional estimates for the income tax effects related to the Tax Reform Law	—	(0.28)
Adjusted (non-GAAP) – FY19 projected	~$17.60	$14.55
“The favorable performance that we experienced early in the year in our Retail segment has persisted through the second quarter, and we are also seeing better than expected results in our Healthcare Services segment,” said Brian A. Kane, Chief Financial Officer. “The strong 2019 financial results and membership growth have enabled us, in our Medicare Advantage bidding process, to lessen the member impact of the headwinds we face in 2020 and make additional strategic investments in the back half of 2019 to support our members' health and enhance customer experience, all while increasing our full year 2019 consolidated revenue and Adjusted EPS outlook.”
Detailed Press Release
Humana’s full earnings press release including the statistical pages has been posted to the company’s Investor Relations site and may be accessed at https://humana.gcs-web.com/ or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).
Conference Call
Humana will host a conference call at 9:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings.
All parties interested in the company’s 2Q19 earnings conference call are invited to dial 888-625-7430. No password is required. The audio-only webcast of the 2Q19 earnings call may be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.
For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at humana.com, approximately two hours following the live webcast. Telephone replays will also be available from approximately 2:00 p.m. Eastern time on July 31, 2019 until 11:00 p.m. Eastern time on September 25, 2019 and can be accessed by dialing 855-859-2056 and providing the conference ID #6673878.

Footnotes
(a) 2Q19 Adjusted results exclude the following:

•
Amortization expense for identifiable intangibles of approximately $18 million pretax income, or $0.10 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment earnings (for respective amortization expense for the Retail and Group and Specialty segments).

•
Put/call valuation adjustments of approximately $174 million, or $$0.99 per diluted common share, associated with Humana’s 40% minority interest in Kindred at Home. GAAP measures affected in this release include consolidated pretax and EPS.

(b) 2Q18 Adjusted results exclude the following:

•
Amortization expense for identifiable intangibles of approximately $21 million pretax, or $0.12 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment earnings (for respective amortization expense for the Retail and Group and Specialty segments).

•
Segment earnings of $18 million, or $0.10 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed. GAAP measures affected in this release include consolidated pretax income, EPS, consolidated revenues, and consolidated benefit ratio.

•
Loss of approximately $790 million pretax, or $2.59 per diluted common share, associated with the company's sale of its wholly-owned subsidiary, KMG America Corporation (KMG). GAAP measures affected in this release include consolidated pretax and EPS.

•	Adjustment of $0.04 per diluted common share related to provisional estimates for the income tax effects related to the Tax Reform Law. The only GAAP measure affected in this release is EPS.

(c) YTD 2019 Adjusted results exclude the following:

•
Amortization expense for identifiable intangibles of approximately $36 million pretax income, or $0.20 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment earnings (for respective amortization expense for the Retail and Group and Specialty segments).

•
Put/call valuation adjustments of approximately $135 million, or $0.77per diluted common share, associated with Humana’s 40% minority interest in Kindred at Home. GAAP measures affected in this release include consolidated pretax and EPS.

(d) YTD 2018 Adjusted results exclude the following:

•
Amortization expense for identifiable intangibles of approximately $51 million pretax, or $0.28 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment earnings (for respective amortization expense for the Retail and Group and Specialty segments).

•
Segment earnings of approximately $71 million, or $0.39 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed. GAAP measures affected in this release include consolidated pretax income, EPS, consolidated revenues, and consolidated benefit ratio.

•
Loss of approximately $790 million pretax, or $2.59 per diluted common share, associated with the company's sale of its wholly-owned subsidiary, KMG America Corporation (KMG). GAAP measures affected in this release include consolidated pretax and EPS.

•	Adjustment of $0.09 per diluted common share related to provisional estimates for the income tax effects related to the Tax Reform Law. The only GAAP measure affected in this release is EPS.

(e) The Healthcare Services segment Adjusted EBITDA includes GAAP segment earnings with adjustments to add back depreciation and amortization expense, interest expense, and income taxes. The Adjusted EBITDA includes results from the all lines of business within the segment, as well as the impact of Humana’s 40% minority interest in Kindred at Home.

(f) FY19 Adjusted EPS projections exclude the following:

•	Amortization expense for identifiable intangibles of approximately $0.40 per diluted common share.

•
Put/call valuation adjustments of approximately $0.77 per diluted common share, associated with Humana’s 40% minority interest in Kindred at Home. FY19 GAAP EPS guidance excludes the impact of future value changes of the Kindred at Home put/call option, which cannot be estimated.

(g) FY18 Adjusted results exclude the following:

•	Amortization expense for identifiable intangibles of approximately $90 million pretax, or $0.49 per diluted common share.

•	Put/call valuation adjustments of approximately $33 million, or $0.18 per diluted common share, associated with Humana's 40% minority interest in Kindred at Home.

•	Loss of approximately $786 million pretax, or $2.41 per diluted common share, associated with the company's pending sale of its wholly-owned subsidiary, KMG America Corporation (KMG).

•	Segment earnings of approximately $74 million, or $0.41 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed.

•	Adjustment of $0.28 per diluted common share related to provisional estimates for the income tax effects related to the Tax Reform Law.

Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves the company may establish, including premium deficiency reserves, may be insufficient.

•If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives and state-based contract strategy, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.
•If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage, or MA, plans according to the health status of covered members, including proposed changes to the methodology used by CMS for risk adjustment data validation audits that fail to address adequately the statutory requirement of actuarial equivalence, if implemented, could have a material adverse effect on our operating results, financial position and cash flows.
•The Healthcare Reform Law, including The Patient Protection and Affordable Care Act and The Healthcare and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company’s ability to maintain the value of its goodwill; and the company’s cash flows. Additionally, potential legislative or judicial changes, including activities to invalidate, repeal or replace, in whole or in part, the Health Care Reform Law, creates uncertainty for Humana’s business, and when, or in what form, such legislative or judicial changes may occur cannot be predicted with certainty.
•Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2018;

•	Form 10-Q for the quarter ended March 31, 2019; and

•	Form 8-Ks filed during 2019.
About Humana
Humana Inc. (NYSE: HUM) is committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large.
To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools – such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions – combine to produce a simplified experience that makes health care easier to navigate and more effective.
More information regarding Humana is available to investors via the Investor Relations page of the company’s website at humana.com, including copies of:

•	Annual reports to stockholders

•	Securities and Exchange Commission filings

•	Most recent investor conference presentations

•	Quarterly earnings news releases and conference calls

•	Calendar of events

•	Corporate Governance information